NEOVOLTA, INC.

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I-OFFICES

Section 1.01Registered Office.  The corporation shall maintain in the State of Nevada a registered office and a registered agent whose business office is identical with such registered office.

Section 1.02Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II-STOCKHOLDERS

Section 2.01Annual Meeting.  The annual meeting of the stockholders shall be held on such date and at such time as is designated by the board of directors and as is provided for in the notice of the meeting.  If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02Special Meetings.  Special meetings of the stockholders may be called at any time by the chairman of the board, the chief executive officer, the president, or by the board of directors, or in their absence or disability, by any vice president.

Section 2.03Place of Meetings.  The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without state of incorporation, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

Section 2.04Notice of Meetings.  The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least ten (10) but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote.

Section 2.05Waiver of Notice.  Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof.  Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver of notice, consent to the holding of such meeting, or any approval of the minutes thereof is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.06Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case, of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date.  For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.  Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

Section 2.07Voting Lists.  The officers of the corporation shall cause to be prepared from the stock ledger at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.  The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.08Quorum.  A majority of the shares of each class, and series of each class, to the extent applicable (unless more than one class and or series votes as a class, in which case a majority of the shares voting as a class) of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice (other than the announcement at the meeting) until a date and time that a quorum shall be present.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09Vote Required.  When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10Voting of Stock.  Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation’s capital stock by the articles of incorporation.  There is no cumulative voting.  If and to the extent allowed by the laws of the State of Nevada and of the United States, stockholders may vote electronically.

Section 2.11Proxies.  At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy, provided however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing.  Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting.  In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers confirmed by the instrument on all persons so designated.  Persons holding stock in a fiduciary capacity, shall be entitled to vote the stock so held and the persons whose shares are pledged shall be entitled to vote, unless, the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon.  No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period.  If and to the extent allowed by the laws of the State of Nevada and of the United States, stockholders may provide proxies electronically.

Section 2.12No Stockholder Action by Written Consent Without a Meeting.  Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of the corporation, with prior notice and with a vote, and may not be taken by a consent in writing.

Section 2.13Business at Annual Meeting.  At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of record of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation.  To be timely, a stockholders notice shall be received at the principal executive offices of the corporation not less than 120 calendar days in advance of the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the corporation’s notice of meeting and related proxy statement were released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no meeting was held in the immediately preceding year or if the date of the annual meeting in the current year varies by more than 30 calendar days’ from the corresponding date of such meeting in the preceding fiscal year, such notice by the shareholder proposing business to be brought before the meeting of the stockholders must be received not less than 30 days prior to the date of the current year’s annual meeting; provided, that in the event that less than 40 days notice of the date of the meeting is given to stockholders, to be timely, a stockholders notice of business to be brought before the meeting shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed.  A stockholder’s notice to the secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder of record proposing such business, (c) the class and number of shares of the corporation’s capital stock that are beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business.  Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section.  The officer of the corporation or the person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 2.14Notification of Nominations.  Nominations for the election of directors may be made by the board of directors or by any shareholder who both is entitled to vote for the election of directors and who complies with the notice procedures set forth in this section and in the corporation’s articles of incorporation.  Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intention to make such nomination is delivered or mailed to and received by the Secretary of the corporation, at the principal executive offices of the corporation not later than 120 calendar days in advance of the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the corporation’s notice of meeting and related proxy statement were released to stockholders in connection with the previous years annual meeting of stockholders, except that (i) with respect to an election to be held at an annual meeting of stockholders, if no annual meeting was held in the immediately preceding year or if the date of the annual meeting in the current fiscal year has been changed by more than 30 calendar days from the corresponding date of such meeting in the preceding fiscal year, such notice by the shareholder must be received not less than 30 days prior to the date of the current year’s annual meeting; provided further, that in the event that less than 40 days notice of the date of the meeting is given or made to stockholders, to be timely, a stockholders notice shall be so received not later than the close of business on the 10th day, following the day on which such notice of the date of the annual meeting was mailed, and (ii) with respect to an election to be hold at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall be signed and verified by the issuing stockholder under penalties of perjury, and shall set forth:

(a)the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b)a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice;

(c)a description of all arrangements or understandings between such shareholder and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

(d)such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, had each nominee been nominated, or proposed to be nominated by the board of directors.

Each such notice must be accompanied by an original signed written consent of each nominee, if elected, to serve as a director of the corporation.

The chairman and/or secretary of a meeting of the shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III-DIRECTORS

Section 3.01Number, Term, and Qualifications.  The board of directors shall consist of one or more members, each of whom shall be a natural person.  The number of directors which shall constitute the whole board shall be fixed from time to time by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the succeeding annual meeting of the stockholders or special meeting in lieu thereof until their successors are duly elected and qualified.  Directors need neither be residents of the state of incorporation nor stockholders of the corporation.

Section 3.02Vacancies and Newly Created Directorships.  Vacancies resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders.  In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation.  In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled.  Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.03General Powers.  The business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.04Regular Meetings.  A regular meeting of board of directors shall be held without notice immediately following and at the same place as the annual meeting of stockholders.  The board of directors may provide by resolution, the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president, or any two directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

Section 3.06Meetings by Telephone Conference Call.  Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communications media provided that all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.07Notice.  Notice of any special meeting shall be delivered personally or by telephone or by facsimile or by email to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address, phone number, facsimile number, or email (as the case may be) as shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone or by facsimile or by email, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting Any director may waive notice of any meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08Quorum.  A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question, and individual directors shall have no power as such.

Section 3.10Compensation.  Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.  No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12Resignations.  A director may resign at any time by delivering a written resignation to the chief executive officer, the president, a vice president, the secretary or assistant secretary, if any.  The resignation shall become effective upon delivery unless otherwise stated therein.

Section 3.13Written Consent to Action by Directors.  Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.14Removal.  Except as otherwise required by statute, one or more directors may be removed by the affirmative vote of holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the corporation entitled to vote at an election of directors.

ARTICLE IV-OFFICERS

Section 4.01Number.  The officers of the corporation shall include a president and a secretary and may include a chairman, a chief executive officer, a chief financial officer, a treasurer, and such vice presidents, assistant secretaries and assistant treasurers as the board of directors may choose. Except as provided in Article VIII, election or appointment as an officer shall not in and of itself create contract rights.

Section 4.02Election Term of Office, and Qualifications.  The officers shall be chosen by the board of directors annually at its annual meeting.  In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors.  Each such officer (whether chosen to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws.  Any one person may hold any two or more of such offices, except that neither the chief executive officer nor the president shall also be the secretary.  No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office.  The chairman of the board, if any, shall be and remain director of the corporation during the term of his office.  No other officer need be a director.

Section 4.03Subordinate Officers, Etc.  The board of directors from time to time may appoint such other officers or agents as it may, deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine.  The board of directors from time to time may, delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties.

Section 4.04Resignations.  Any officer may resign at any time by delivering a written resignation to the board of directors, the chief executive officer, the president, or the secretary.  Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 4.05Removal.  Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause.  Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or with cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 4.06Vacancies and Newly Created Offices.  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created officers may be filled by the board of directors at any regular or special meeting.

Section 4.07Chairman of the Board.  The chairman of the board, if there be such an officer, shall have the following powers and duties:

(a)He shall preside at all meetings of the stockholders;

(b)He shall preside at all meetings of the board of directors; and

(c)He shall be a member of the executive committee, if any.

Section 4.08The Chief Executive Officer.  The chief executive officer, if there be such an officer, shall have the following powers and duties:

(a)He shall have general authority and supervision over the management and direction of the affairs of the corporation, and supervision of all departments and of all officers of the corporation.

(b)He shall, subject to the other provisions of these bylaws, have such other powers and perform such other duties as usually devolve upon the chief executive officer of a corporation or as may be prescribed by the board of directors, and shall, in the absence of the chairman or if no chairman has been chosen, preside at meetings of the stockholders and board of directors.

(c)He may vote all securities which the corporation is entitled to vote except as to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

(d)Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, he may execute any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation’s business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

(e)He shall be a member of the executive committee, if any.

In case of the absence, disability, death, resignation or removal from office of the chief executive officer, or if a chief executive officer is not chosen, the power and duties of the chief executive officer shall devolve upon and be exercised by the president, unless otherwise ordered by the board of directors.

Section 4.09The President.  The president shall have the following powers and duties:

(a)He shall be the chief operating officer of the corporation and shall have such general authority and supervision over the management and direction of the affairs of the corporation, subject to the authority of the board of directors, as shall usually devolve upon a chief operating officer of a corporation.

(b)He shall, subject to the other provisions of these bylaws, have such other powers and perform such other duties as usually devolved upon the president of a corporation, and such further duties as may be proscribed for the president by the board of directors.  Without limiting the generality of the foregoing, he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors.

(c)Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, he may execute certificates representing shares of stock of the corporation, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation’s business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

(d)In the absence of the chief executive officer, the president may vote all securities which the corporation is entitled to vote except as to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.  In case of the absence, disability, death, resignation or removal from the office of the president, the powers and duties of the president shall devolve upon and be exercised by the chief executive officer, if there be such an officer, and in case of the absence, disability, death, resignation or removal from office of both the chief executive officer and the president, the powers and duties of the president shall devolve upon and be exercised by such other officer so appointed by the board of directors.

Section 4.10The Vice Presidents.  The board of directors may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president.  Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president.  At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the board of directors or (in the absence of such designation by the board of directors) by the president as senior vice president may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

Section 4.11The Secretary.  The secretary shall have the following powers and duties:

(a)He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors, in books provided for that purpose;

(b)He shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

(c)He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, he may attest the same;

(d)He shall see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e)He shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger.  He shall cause the, stock ledger referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

(f)He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(g)He shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

Section 4.12The Treasurer.  The treasurer shall have the following powers and duties:

(a)He shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b)He shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.03 hereof,

(c)He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.04 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved properly vouchers for all monies disbursed;

(d)He shall render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e)He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

(f)He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation; and

(g)He shall perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

In case of the absence, disability, death, resignation or removal from office of the treasurer, or if a treasurer is not chosen, the power and duties of the treasurer shall devolve upon and be exercised by the secretary, unless otherwise ordered by the board of directors.

Section 4.13The Chief Financial Officer.  The chief financial officer, if there be such an officer, shall, under the direction of the president, be responsible for all financial and accounting matters and for the direction of the office of treasurer.  The chief financial officer shall have such other powers and perform such other duties as the board of directors, the president, or these bylaws may, from time to time, prescribe.

Section 4.14Assistant Treasurers And Assistant Secretaries.  The assistant treasurers and assistant secretaries, if there be any such officers, shall perform such duties as shall be assigned to them by the treasurer, in the case of assistant treasurers, or the secretary, in the case of assistant secretaries, or by the board of directors or president in either case.  Each assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation’s business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors.  The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

Section 4.15Salaries.  The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section 4.16Surety Bonds.  In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his hands.

ARTICLE V-EXECUTION OF INSTRUMENTS,
BORROWING OF MONEY, AND DEPOSIT OF CORPORATE FUNDS

Section 5.01Execution of Instruments.  Subject to any limitation contained in the articles of incorporation or these bylaws, but without prejudice to the powers vested in the officers under Article IV of these bylaws, the chief executive officer, the president or any vice president may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors.  The board of directors may, subject to any limitation contained in the articles of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.02Loans.  No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors.  Any such authorization may be general or confined to specific instances.

Section 5.03Deposits.  All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

Section 5.04Checks, Drafts. Etc.  All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine.  Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

Section 5.05Bonds and Debentures.  Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the chief executive officer or the president or a vice president and by the secretary and sealed with the seal of the corporation.  The seal may be a facsimile, engraved or printed.  Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation’s officers named thereon may be a facsimile.  In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.06Sale, Transfer, Etc. of Securities.  Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing the name of the corporation, and the execution and delivery on behalf of the corporation of any all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the chief executive officer, the president, or by any vice president, together with the secretary, or by any officer or agent thereunto authorized by the board of directors.

Section 5.07Proxies.  Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the chief executive officer, the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the board of directors.

ARTICLE VI-CAPITAL STOCK

Section 6.01Stock Certificates.  The shares of the corporation shall be evidenced by certificates in such form as the board of directors of the corporation may from time to time prescribe; provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares.  Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares.  Shares represented by certificates shall be numbered and registered in a share register as they are issued.  Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Each certificate shall be signed by the chairman or president or vice-president and treasurer or assistant treasurer or the secretary or assistant secretary or such other officers designated by the board of directors from time to time as permitted by law, and shall bear the seal of the corporation.  The corporate seal and any or all of the signatures or corporation officers may be in facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.  If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 6.02Transfer of Stock.  Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock.  Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 6.03Regulations.  Subject to any provisions contained in the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 6.04Maintenance of Stock Ledger at Principal Place of Business.  A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place the board of directors shall determine, containing the names alphabetically arranged of original holders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each.  Such stock ledgers shall at all reasonable hours by subject to inspection by persons entitled by law to inspect the same.

Section 6.05Transfer Agents and Registrars.  The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both.  The board of directors may from time to time define the respective duties of such transfer agents and registrars.  No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 6.06Closing of Transfer Books and Fixing of Record Date.

(a)The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights or capital stock, or a date in connection with obtaining the approval of stockholders for any purpose.

(b)In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c)If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice or to vote at a meeting of stockholders, such books shall be closed for or such record date shaft be at least ten days immediately preceding such meeting.

Section 6.07Lost or Damaged Certificates.  The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board of directors, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is appropriate to do so.

ARTICLE VII-COMMITTEES

Section 7.01How Constituted.  The board of directors may designate an executive committee, audit committee, governance and nominating committee, compensation committee and such other committees as the board of directors may deem appropriate, each of which committees shall consist of one or more directors.  Members of the committees shall be designated annually at the annual meeting of the board of directors; provided however, that at any time the board of directors may abolish or reconstitute any committee.  Each member of each committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these bylaws.

Section 7.02Powers.  During the intervals between meetings of the board of directors, the executive committee (if one is established) shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the board of directors or to amend these bylaws, and except for such powers as by law may not be delegated by the board of directors to an executive committee.

Section 7.03Proceedings.  Each committee may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time.  It will keep record of its proceedings and shall report such proceedings to the board of directors at the meeting of board of directors next following.

Section 7.04Quorum and Manner of Acting.  At all meetings of the committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at, any meeting at which a quorum is preset shall be the act of such committee.  The members of such committees, as may be designated hereunder by the board of directors, shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 7.05Resignations.  Any member of a committee may resign at any time by delivering a written resignation to the chief executive officer, the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office.  Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 7.06Removal.  The board of directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.07Vacancies.  If any vacancy shall occur in any committee by reason of disqualification, death, resignation, removal, or removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continued to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof.  Such vacancy may be filled at any meeting of the board of directors.

Section 7.08Compensation.  The board of directors may compensate any member of a duly designated committee who is not an active salaried employee of the corporation for attendance at each meeting of the said committee (and may reimburse his or her expenses of attendance).

ARTICLE VIII-INDEMNIFICATION, INSURANCE AND
OFFICER AND DIRECTOR CONTRACTS

Section 8.01Indemnification.  The corporation shall indemnify and make advancement of expenses to the extent and as required (and in the discretion of the board of directors, as allowed) in the articles of incorporation.

ARTICLE IX-FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE X-DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the articles of incorporation and by laws.

ARTICLE XI-AMENDMENTS

Any amendment of these bylaws shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the board of directors, at a meeting called for the purpose of amending and/or restating these bylaws.  Absent affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the board of directors, at a meeting called for the purpose of amending and/or restating these bylaws, the stockholders of the corporation may amend these bylaws by an affirmative vote of a majority of each class of issued and outstanding shares of voting securities of the corporation, at a meeting called for the purpose of amending and/or restating these bylaws.